SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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NEXTERA ENERGY PARTNERS, LP

(Name of Registrant as Specified In Its Charter)

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NEXTERA ENERGY PARTNERS, LP

c/o NextEra Energy Partners GP, LLC

700 Universe Blvd.

Juno Beach, FL 33408

NOTICE OF LIMITED PARTNER ACTION BY WRITTEN CONSENT

To the Limited Partners of NextEra Energy Partners, LP:

Enclosed please find an information statement regarding an approval by written consent of an amendment (the “Amendment”) to the Management Services Agreement, dated as of July 1, 2014 (the “MSA”), among NextEra Energy Partners, LP (“NEP”), NextEra Energy Operating Partners GP, LLC, NextEra Energy Operating Partners, LP and NextEra Energy Management Partners, LP relating to the IDR Fee (as defined in the MSA). An affiliate of NEP’s general partner, which owned 101,440,000 special voting units as of the close of business on January 30, 2017 (the “Record Date”), or approximately 65.16% of the outstanding common units and special voting units on a combined basis as of the Record Date, approved the Amendment by written consent, as permitted under NEP’s partnership agreement, on January 30, 2017. As a result, no other consents or votes are necessary to approve the Amendment.

The accompanying information statement is being provided to you for your information to comply with requirements of the Securities Exchange Act of 1934, as amended. You are urged to read the information statement carefully in its entirety.

Very truly yours,

NextEra Energy Partners GP, LLC,

NEP’s general partner

            , 2017

NEXTERA ENERGY PARTNERS, LP

c/o NextEra Energy Partners GP, LLC

700 Universe Blvd.

Juno Beach, FL 33408

INFORMATION STATEMENT

            , 2017

This information statement is being furnished to holders of common units representing limited partner interests of NextEra Energy Partners, LP (“NEP common units”), as of the close of business on January 30, 2017 (the “Record Date”) for informational purposes in connection with the approval (the “Approval”) of an amendment (the “Amendment”) to the Management Services Agreement, dated as of July 1, 2014 (the “MSA”), among NextEra Energy Partners, LP (“NEP”), NextEra Energy Operating Partners GP, LLC, NextEra Energy Operating Partners, LP (“NEP OpCo”) and NextEra Energy Management Partners, LP (the “Manager”) relating to the IDR Fee (as defined in the MSA).

The provisions of the MSA relating to the IDR Fee may be amended by the consent of a majority of outstanding NEP common units and special voting units, voting together as a single class. NextEra Energy Partners GP, Inc., NEP’s general partner, has determined that the Amendment is not adverse in any material respect to the holders of NEP common units. As of the Record Date, there were 54,236,995 NEP common units and 101,440,000 special voting units issued, outstanding and entitled to vote, and each unit is entitled to one vote. An affiliate of NEP’s general partner, which owned 101,440,000 special voting units as of the close of business on January 30, 2017 (the “Record Date”), or approximately 65.16% of the outstanding common units and special voting units on a combined basis as of the Record Date, approved the Amendment by written consent, as permitted under NEP’s partnership agreement, on January 30, 2017. As a result, no other consents or votes are necessary to approve the Amendment.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement contains information about the Amendment and the reasons that NEP’s general partner has decided that the Amendment is not adverse in any material respect to the holders of NEP common units (“NEP unitholders”). NEP’s general partner has conflicts of interest with respect to the Amendment that are described in greater detail herein. Please read this information statement carefully and in its entirety. The Amendment is reflected in the form of the Amended and Restated Management Services Agreement attached to this information statement as Exhibit A. NEP expects to enter into the Amended and Restated Management Services Agreement, in substantially the form attached to this information statement as Exhibit A, 20 calendar days after the date this information statement is first sent or given to NEP unitholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT

NEP’s information statement is available online at www.[                     ].

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AMENDMENT

General

On January 27, 2017, NEP announced its intention to structurally modify the IDR Fee payable to the Manager by amending the MSA. The Amendment was approved by NEP’s general partner on January 26, 2016, and by an affiliate of NEP’s general partner on January 30, 2017, pursuant to NEP’s partnership agreement. The Amendment is expected to become effective 20 calendar days after the date this information statement is first sent or given to NEP unitholders.

Under the current IDR Fee structure, Adjusted Available Cash (as defined below) is allocated in the following manner:

	Total Quarterly Distribution per NEP OpCo Common Unit Target Amount	Marginal Percentage Interest in Adjusted Available Cash
		NEP OpCo Unitholders	The Manager
Minimum Quarterly Distribution	$0.1875	100%	—%
First Target Distribution	Above $0.1875 up to $0.215625	100%	—%
Second Target Distribution	Above $0.215625 up to $0.234375	85%	15%
Third Target Distribution	Above $0.234375 up to $0.281250	75%	25%
Thereafter	Above $0.281250	50%	50%

The Amendment will change the IDR Fee structure so Adjusted Available Cash will be allocated 75% to holders of common units representing limited partnership interests in NEP OpCo (“NEP OpCo common units” and such holders, “NEP OpCo unitholders”) and 25% to the Manager for amounts over the current quarterly rate of $0.3525 per NEP OpCo common unit (or an annualized rate of $1.41). The IDR Fee structure under the Amendment for total quarterly distribution per NEP OpCo unit target amount equal to or below $0.3525 will be paid on the basis of the tier structure under the current MSA with the modifications described below under “Amended IDR Fee Calculation” to ensure that NEP OpCo unitholders are treated the same as under the current MSA in that event.

The reason for the Amendment is to reduce the growth rate of the IDR Fee payable to the Manager going forward compared to the growth rate of the IDR Fee currently provided in the MSA. NEP expects the Amendment to potentially increase the cash available for distribution to NEP unitholders when compared to the IDR Fee structure under the MSA. Further, as a result of the potential increase in available cash to NEP unitholders relative to the current IDR Fee structure, NEP expects future acquisitions to be more accretive to NEP unitholders. As a result, NEP expects to require fewer asset acquisitions to meet or exceed its distribution growth expectations, which NEP expects to extend its runway of distribution growth to its unitholders and require NEP to issue fewer common units than under the existing IDR Fee structure.

Amended Definition of Adjusted Available Cash

Under the Original Agreement, “Adjusted Available Cash” means in respect of any quarter, any remaining Available Cash (as defined in the NEP OpCo limited partnership agreement) that would be deemed to be Operating Surplus (as defined in the NEP OpCo limited partnership agreement) under Section 6.3 or Section 6.5 of the NEP OpCo limited partnership agreement before giving effect to the payment of the IDR Fee, after subtracting (a) any Aggregate Shortfall (as defined in the NEP OpCo limited partnership agreement) and (b) the aggregate amount that would be required to be distributed to NEP OpCo unitholders to equal the product of the total NEP OpCo common units outstanding on the applicable record date for such quarter multiplied by the first target quarterly distribution (as defined below).

In order to implement the amendments described below under “Amended IDR Fee Calculation”, the definition of Adjusted Available Cash will be revised (referred to herein, as revised, as “Amended Adjusted Available Cash”) pursuant to the Amendment to mean, in respect of any quarter:

•	if NEP OpCo has Adjusted Available Cash equal to or greater than the base incentive amount (as defined below), any remaining Available Cash that would be deemed to be Operating Surplus under

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Section 6.3 or Section 6.5 of the NEP OpCo limited partnership agreement before giving effect to the payment of the IDR Fee, after subtracting any Aggregate Shortfall, or

•	if NEP OpCo has Adjusted Available Cash less than the base incentive amount, any remaining Available Cash that would be deemed to be Operating Surplus under Section 6.3 or Section 6.5 of the NEP OpCo limited partnership agreement before giving effect to the payment of the IDR Fee, after subtracting (a) any Aggregate Shortfall and (b) the aggregate amount that would be required to be distributed to NEP OpCo unitholders to equal the product of the base unit amount (as defined below) on the applicable record date for such quarter multiplied by the first target quarterly distribution.

Amended IDR Fee Calculation

Under the Original Agreement, the Manager is entitled to the IDR Fee, which is calculated based on the hypothetical amount of Adjusted Available Cash from Operating Surplus that NEP OpCo would be able to distribute to holders of NEP OpCo common units after the minimum quarterly and the target quarterly distribution levels described below have been achieved. The right to receive the IDR Fee is currently held the Manager, but may be assigned. Although cash used to pay the IDR Fee will be an operating expenditure, the description below assumes that any IDR Fee will not reduce NEP OpCo’s Operating Surplus and will be paid with Adjusted Available Cash from Operating Surplus. NEP uses this assumption in the description below for illustrative purposes to demonstrate that the calculation of IDR Fee payments for each quarter will be based on hypothetical amounts that would be available for distribution to holders of NEP OpCo common units if the IDR Fee was not an operating expense and the Manager held a class of equity interests in NEP OpCo entitled to such distributions based on the achievement of the target quarterly distribution levels. Once the amount of IDR Fee payments is determined, the amount will be classified as an operating expense and Operating Surplus will be reduced by a like amount before available cash is distributed by NEP OpCo to holders of NEP OpCo common units on a pro rata basis.

Under the Original Agreement, if for any quarter NEP OpCo has distributed Adjusted Available Cash from Operating Surplus to NEP OpCo unitholders in an amount equal to the minimum quarterly distribution ($0.1875 per NEP OpCo common unit), then NEP OpCo calculates the IDR Fee using the hypothetical allocations of Adjusted Available Cash described below:

•	first, to distribute 100% to all NEP OpCo unitholders, pro rata, until each NEP OpCo unitholder receives $0.215625 per NEP OpCo common unit (or a total of 115% of the minimum quarterly distribution) for that quarter (the “first target quarterly distribution”);

•	second, to distribute 85% to all NEP OpCo unitholders, pro rata, and to make a payment of 15% to the Manager in respect of the IDR Fee, until each NEP OpCo unitholder receives $0.234375 per NEP OpCo common unit (or a total of 125% (including the first target quarterly distribution) of the minimum quarterly distribution) for that quarter (the “second target quarterly distribution”);

•	third, to distribute 75% to all NEP OpCo unitholders, pro rata, and to make a payment of 25% to the Manager in respect of the IDR Fee, until each NEP OpCo unitholder receives $0.281250 per NEP OpCo common unit (or a total of 150% (including the second target quarterly distribution) of the minimum quarterly distribution) for that quarter (the “third target quarterly distribution”); and

•	thereafter, to distribute 50% to all NEP OpCo unitholders, pro rata, and to make a payment of 50% to the Manager in respect of the IDR Fee.

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The provisions of the MSA relating to the IDR Fee will be amended pursuant to the Amendment so that if NEP OpCo has Adjusted Available Cash equal to or greater than $14,039,546.64 plus $0.3525 per NEP OpCo common unit (together, the “base incentive amount”), NEP OpCo will calculate the IDR Fee using the hypothetical allocations of Amended Adjusted Available Cash described below:

•	first, to make a payment of $14,039,546.64 to the Manager in respect of the IDR Fee and to distribute Amended Adjusted Available Cash to all NEP OpCo unitholders, pro rata, until the sum of fees paid to the Manager and distributions made to NEP OpCo unitholders is equal to the base incentive amount; and

•	thereafter, to distribute 75% to all NEP OpCo unitholders, pro rata, and to make a payment of 25% to the Manager in respect of the IDR Fee.

If NEP OpCo has Adjusted Available Cash less than the base incentive amount, NEP OpCo will calculate the IDR Fee using the hypothetical allocations of Amended Adjusted Available Cash described below, provided that the hypothetical distributions to holders of NEP OpCo common units set forth below will be calculated as though total NEP OpCo common units outstanding is equal to the base unit amount (as defined below):

•	first, to distribute 100% to all NEP OpCo unitholders, pro rata, until each NEP OpCo unitholder receives the first target quarterly distribution for that quarter;

•	second, to distribute 85% to all NEP OpCo unitholders, pro rata, and to make a payment of 15% to the Manager in respect of the IDR Fee, until each NEP OpCo unitholder receives the second target quarterly distribution for that quarter;

•	third, to distribute 75% to all NEP OpCo unitholders, pro rata, and to make a payment of 25% to the Manager in respect of the IDR Fee, until each NEP OpCo unitholder receives the third target quarterly distribution for that quarter; and

•	thereafter, to distribute 50% to all NEP OpCo unitholders, pro rata, and to make a payment of 50% to the Manager in respect of the IDR Fee;

provided that, in each case, the IDR Fee will be paid until (x) the aggregate deemed per NEP OpCo common unit distribution to NEP OpCo unitholders equals (y) the per NEP OpCo common unit distribution declared by NEP OpCo to NEP OpCo unitholders in accordance with the NEP OpCo limited partnership agreement for the applicable quarter. Further, if NEP OpCo has Adjusted Available Cash less than the base incentive amount for any quarter, the aggregate IDR Fee for such quarter will not exceed $14,039,546.64.

As used in this information statement, “base unit amount” means 155,676,955 NEP OpCo common units, subject to proportional adjustment in the event of any distribution, combination or subdivision (whether effected by a distribution payable in units or otherwise) of in accordance with the NEP OpCo limited partnership agreement or in any redemption, repurchase, acquisition or similar transaction by NEP OpCo of NEP OpCo common units.

The foregoing summary of the Amendment is subject to, and qualified in its entirety by reference to the text of the Amendment, which is reflected in the form of the Amended and Restated Management Services Agreement attached as Exhibit A to this information statement. NEP expects to enter into the Amended and Restated Management Services Agreement, in substantially the form attached to this information statement as Exhibit A, 20 calendar days after the date this information statement is first sent or given to NEP unitholders.

Approval of NEP Unitholders

The relevant provisions of the MSA may be amended with the consent of a majority of outstanding NEP common units and special voting units, voting together as a single class. NEP’s general partner has determined that the Amendment is not adverse in any material respect to NEP unitholders.

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Regulatory Approvals

Other than the filing and distribution of this information statement, no regulatory approvals are required with respect to the Amendment.

Dissenters’ Rights of Appraisal

Under applicable Delaware law and NEP’s limited partnership agreement, limited partners do not have any dissenter or appraisal rights in connection with the Amendment.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, there were 54,236,995 NEP common units and 101,440,000 special voting units issued, outstanding and entitled to vote, and each unit is entitled to one vote. NEP’s general partner’s affiliates took action by written consent, as permitted under NEP’s partnership agreement, to approve the Amendment on January 30, 2017 as described above. As a result, approval of the Amendment has occurred, and no action is requested of NEP unitholders.

Preemptive Rights. Pursuant to NEP’s partnership agreement, no person, other than NEP’s general partner, has any preemptive, preferential or other similar rights with respect to the issuance of our equity securities, including NEP common units. NEP’s general partner has the right, which it may assign to any of its affiliates, to purchase equity securities from NEP whenever, and on the same terms that, NEP issues equity securities to persons other than NEP’s general partner and its affiliates, to the extent necessary for NEP’s general partner and its affiliates to maintain their percentage ownership equal to any or all of the percentage ownership that existed immediately prior to the issuance of such equity securities.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The NEP common units represent limited partner interests in NEP. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them.

Owners of More than Five Percent of Outstanding Units

The following table shows the beneficial owners known by NEP to own more than five percent of the 54,236,995 NEP common units that are outstanding as of January 27, 2017.

Name of Beneficial Owner	NEP Common Units Beneficially Owned(a)	Percentage of NEP Common Units Beneficially Owned(b)
Neuberger Berman Group LLC(c)	5,889,984	10.86%
The Charger Corporation(d)	3,318,879	6.12%
Energy Income Partners, LLC(e)	3,073,176	5.67%

(a)	The amounts and percentage of units beneficially owned are reported pursuant to the Securities and Exchange Commission (“SEC”) rules governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest.
(b)	NextEra Energy Equity Partners, LP (“NEE Equity”), an affiliate of NEP’s general partner, holds non-economic Special Voting Units that provide NEE Equity with an aggregate number of votes on certain matters that may be submitted for a vote of NEP’s unitholders that is equal to the aggregate number of NEP OpCo common units held by NEE Equity on the relevant record date. As of January 30, 2017, NEE Equity held 101,440,000 Special Voting Units. Furthermore, NEE has implemented a NEP common unit repurchase program. Under the program, another subsidiary of NextEra Energy, Inc. (“NEE”) has acquired 1,355,383 NEP common units. In the aggregate, the special voting units and NEP common units held by subsidiaries of NEE represent, as of January 30, 2017, approximately 66.03% of outstanding voting power on matters for which a holder of special voting units is entitled to vote.
(c)

This information has been derived from a statement on Schedule 13G of Neuberger Berman Group LLC, Neuberger Berman Investment Advisers LLC and Neuberger Berman LLC filed with the SEC on December 9, 2016 and is as of November 30, 2016. Neuberger Berman LLC, Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC and Neuberger Berman Investment Advisers LLC and certain affiliated persons may be deemed to beneficially own the securities in their various fiduciary capacities by virtue of the provisions of Securities Exchange Act of 1934, as amended (“Exchange Act”), Rule 13d-3. Neuberger Berman Group LLC, through its subsidiaries Neuberger Berman Fixed Income Holdings LLC, NB Alternatives Holdings LLC and Neuberger Trust Holdings LLC, controls Neuberger Berman LLC, Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC, Neuberger Berman Investment Advisers LLC and certain affiliated persons. Additionally, Neuberger Berman Investment Advisers LLC controls its subsidiary Neuberger Berman LLC. With regard to 5,760,240 NEP common units, Neuberger Berman Group LLC may be deemed to be the beneficial owner because certain affiliated persons have shared power to retain, dispose of and vote the securities. In addition to the holdings of individual advisory clients, Neuberger Berman Investment Advisers LLC serves as investment manager of Neuberger Berman Group LLC’s various registered mutual funds which hold such shares. The holdings belonging to clients of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC, Neuberger Berman LLC and Neuberger Berman Investment Advisers LLC are also aggregated to comprise the 5,760,240 NEP common units. In addition to the 5,760,240 NEP common units for which Neuberger entities also have shared power to dispose of the NEP common units, the amount of 5,889,984 NEP common units also includes NEP common units from individual client accounts over which Neuberger Berman LLC or Neuberger Berman Investment Advisers LLC have shared power to dispose but do not have voting power over these shares. The holdings of Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., NB Alternatives Advisers LLC, Neuberger Berman LLC and Neuberger Berman Investment Advisers LLC, are also aggregated to comprise the amount of

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5,889,984 referenced herein. The address of each of Neuberger Berman Group LLC Neuberger Berman Investment Advisers LLC and Neuberger Berman LLC is 605 3rd Avenue, New York, NY 10104.
(d)	This information has been derived from a statement on Schedule 13G/A of The Charger Corporation, First Trust Portfolios L.P. and First Trust Advisors L.P., filed with the SEC on January 24, 2017, and is as of December 31, 2016. The Charger Corporation is the general partner of both First Trust Portfolios L.P. and First Trust Advisors L.P. First Trust Portfolios L.P. acts as sponsor of certain unit investment trusts which hold NEP common units. 3,318,879 NEP common units are held by unit investment trusts sponsored by First Trust Portfolios L.P. First Trust Advisors L.P., an affiliate of First Trust Portfolios L.P., acts as portfolio supervisor of the unit investment trusts sponsored by First Trust Portfolios L.P., certain of which hold NEP common units. None of First Trust Portfolios L.P., First Trust Advisors L.P. or The Charger Corporation has the power to vote the NEP common units held by such unit investment trusts sponsored by First Trust Portfolios L.P. Such NEP common units are voted by the trustee of such unit investment trusts so as to insure that the NEP common units are voted as closely as possible in the same manner and in the same general proportion as are the NEP common units held by owners other than such unit investment trusts. First Trust Advisors L.P. and The Charger Corporation have shared voting power over 3,315,861 NEP common units and shared dispositive power over 3,318,879 NEP common units. The address of each of The Charger Corporation, First Trust Portfolios L.P. and First Trust Advisors L.P. is 120 East Liberty Drive, Suite 400, Wheaton, IL 60187.

Directors and Executive Officers

The following table sets forth information with respect to NEP common units owned of record and beneficially as of January 27, 2017, by each director and executive officer of NEP GP and by all directors and executive officers of NEP GP as a group. As of January 27, 2017, the directors and executive officers of NEP GP beneficially owned an aggregate of 253,559 NEP common units (less than 1% of the outstanding NEP common units on such date).

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
James L. Robo	143,576		*
Susan Davenport Austin	6,400		*
Robert J. Byrne	11,630		*
Mark E. Hickson	3,430		*
John W. Ketchum	3,310		*
Peter H. Kind	10,330		*
Armando Pimentel, Jr.	15,000		*
Charles E. Sieving	23,358		*
Terrell Kirk Crews II	0		*
Paul I. Cutler	36,525		*
All directors and executive officers as a group (10 persons)	253,559		*

*	Less than 1%

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INTEREST OF CERTAIN PERSONS IN OR

OPPOSITION TO MATTERS TO BE ACTED UPON

The general partner has conflicts of interest with respect to the Amendment. As of the Record Date, affiliates of NextEra Energy, Inc. (“NEE”) owned 100% of the interests in NEP’s general partner, 66.03% of the voting interest in NEP (which includes both its ownership of 100% of NEP’s special voting units and 2.5% of NEP common units), 66.03% of the outstanding common units of NEP OpCo, and 100% of the Class B limited partnership interests in NEP OpCo. NEE indirectly owns and controls NEP’s general partner and has the ability to appoint all of NEP’s general partner’s officers and directors. All of NEP’s general partner’s executive officers and a majority of NEP’s general partner’s current directors also are officers of NEE. Conflicts of interest exist and may arise as a result of the relationships between NEP’s general partner and its affiliates, including, without limitation, NEE, on the one hand, and NEP and NEP’s limited partners, on the other hand. Although NEP’s general partner has a duty to manage NEP in a manner beneficial to NEP and its limited partners, NEP’s general partner directors and officers have fiduciary duties to manage NEP GP in a manner beneficial to its owner, NEE. In addition, the Manager, an affiliate of NEP’s general partner, or certain of the Manager’s affiliates provide or arrange for certain services to be provided to NEP, including, without limitation, with respect to carrying out NEP’s day-to-day management and providing individuals to act as NEP’s general partner’s executive officers. These same executive officers may help NEP’s general partner’s board of directors evaluate potential acquisition opportunities presented by NEE’s affiliates under the Right of First Offer Agreement, dated July 1, 2014, among NEP, NEP OpCo and NextEra Energy Resources, LLC.

NEP UNITHOLDER PROPOSALS

In accordance with the terms of NEP’s partnership agreement, NEP does not have annual meetings. Thus, there is no deadline for submitting partner proposals as set forth in Rule 14a-5 under the Exchange Act.

FORWARD-LOOKING STATEMENTS

This information statement includes forward-looking statements within the meaning of the federal securities laws. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as result, are expected to, will continue, is anticipated, aim, believe, will, could, should, would, estimated, may, plan, potential, future, projection, goals, target, outlook, predict and intend or words of similar meaning) are not statements of historical facts and may be forward looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements should be read together with the risk factors included in Part I, Item 1A. Risk Factors in NEP’s Annual Report on Form 10-K for the year ended December 31, 2015 (“Form 10-K”) and you should refer to that section of the Form 10-K (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements). Any forward-looking statement speaks only as of the date on which such statement is made, and NEP undertakes no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS

NEP will deliver only one copy of this information statement to multiple NEP unitholders sharing an address unless NEP has received contrary instructions from one or more of the NEP unitholders. Furthermore, NEP undertakes to deliver promptly, upon written or oral request, a separate copy of this information statement to a NEP unitholder at a shared address to which a single copy of this information statement is delivered. A NEP unitholder can notify NEP that the NEP unitholder wishes to receive a separate copy of this information statement by contacting NEP at: NextEra Energy Partners, LP, c/o NextEra Energy Partners GP, Inc., 700 Universe Blvd., Juno Beach, FL 33408, Attention: Investor Relations, or by calling (561) 694-4000. Conversely, if multiple NEP unitholders sharing an address receive multiple information statements and wish to receive only one, such NEP unitholders can notify NEP at the address or phone number set forth above.

AVAILABLE INFORMATION

NEP is subject to the informational requirements of the Exchange Act and, in accordance therewith, NEP files annual, quarterly and current reports and other information with the SEC. You may read and copy any document NEP files with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. NEP’s SEC filings are also available on the SEC’s website, www.sec.gov.

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Exhibit A

NEXTERA ENERGY PARTNERS, LP,

NEXTERA ENERGY OPERATING PARTNERS GP, LLC and

NEXTERA ENERGY OPERATING PARTNERS, LP,

and

NEXTERA ENERGY MANAGEMENT PARTNERS, LP

as Manager

FORM OF AMENDED AND RESTATED

MANAGEMENT SERVICES AGREEMENT

RECITALS:		1
ARTICLE 1 INTERPRETATION		2
1.1	Definitions	2
1.2	Headings and Table of Contents	9
1.3	Interpretation	9
1.4	Actions by the Manager or the Service Recipients	10
ARTICLE 2 APPOINTMENT OF THE MANAGER		10
2.1	Appointment and Acceptance	10
2.2	Service Recipients	10
2.3	Subcontracting and Other Arrangements	10
ARTICLE 3 SERVICES AND POWERS OF THE MANAGER		11
3.1	Services	11
3.2	Supervision of Manager’s Activities	12
3.3	Restrictions on the Manager	12
ARTICLE 4 RELATIONSHIP BETWEEN THE MANAGER AND THE SERVICE RECIPIENTS		13
4.1	Other Activities	13
4.2	Exclusivity	13
4.3	Independent Contractor, No Partnership or Joint Venture, Absence of Fiduciary Relationship	13
ARTICLE 5 MANAGEMENT AND EMPLOYEES		14
5.1	Management and Employees	14
ARTICLE 6 INFORMATION AND RECORDS		14
6.1	Books and Records	14
6.2	Examination of Records by the Service Recipients	14
6.3	Access to Information by Manager Group	15
6.4	Additional Information	15
ARTICLE 7 FEES AND EXPENSES		15
7.1	Management Fee	15
7.2	Payment of Management Fee	16
7.3	IDR Fee	16
7.4	Computation and Payment of IDR Fee Amounts	16
7.5	Expenses	18
7.6	Governmental Charges	19
7.7	Computation and Payment of Expenses and Governmental Charges	19
ARTICLE 8 REPRESENTATIONS AND WARRANTIES OF THE MANAGER AND THE NEP PARTIES		20
8.1	Representations and Warranties of the Manager	20
8.2	Representations and Warranties of the NEP Parties	20
ARTICLE 9 LIABILITY AND INDEMNIFICATION		21

i

9.1	Indemnity	21
9.2	Limitation of Liability	23
ARTICLE 10 TERM AND TERMINATION		23
10.1	Term	23
10.2	Termination by NEE Operating LP	24
10.3	Termination by the Manager	24
10.4	Survival upon Termination	25
10.5	Action upon Termination	25
ARTICLE 11 GENERAL PROVISIONS		26
11.1	Amendment	26
11.2	Waiver	26
11.3	Assignment	26
11.4	Failure to Pay When Due	27
11.5	Invalidity of Provisions	27
11.6	Entire Agreement	27
11.7	Mutual Waiver of Jury Trial	28
11.8	Consent to Jurisdiction and Service of Process	28
11.9	Governing Law	29
11.10	Enurement	29
11.11	Notices	29
11.12	Further Assurances	31
11.13	Counterparts	31
Schedule I		I-1

ii

AMENDED AND RESTATED

MANAGEMENT SERVICES AGREEMENT

THIS AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made as of              , 2017, by and among NextEra Energy Partners, LP, a Delaware limited partnership (“NEE Partners”), NextEra Energy Operating Partners GP, LLC, a Delaware limited liability company (“NEE Operating GP”), NextEra Energy Operating Partners, LP, a Delaware limited partnership (“NEE Operating LP” and, together with NEE Partners and NEE Operating GP, the “NEP Parties”), and NextEra Energy Management Partners, LP, a Delaware limited partnership (the “Manager”).

RECITALS:

A.    NEE Partners directly wholly owns NEE Operating GP and directly owns interests in NEE Operating LP.

B.    The NEP Parties and the Manager previously executed the Management Services Agreement, dated as of July 1, 2014 (the “Original Agreement”), in order for the NEP Parties to engage the Manager to provide or arrange for other Service Providers (as defined below) to provide the services set forth in the Original Agreement to the Service Recipients (as defined below), subject to the terms and conditions of the Original Agreement, and the Manager accepted such engagement.

C.    The NEP Parties and the Manager desire to amend and restate the Original Agreement as set forth herein in order to amend the provisions relating to the IDR Fee (as defined herein) contained in the Original Agreement.

D.    Section 11.1 of the Original Agreement provides that the Original Agreement may be amended by an instrument in writing executed by each party to be bound thereby, provided that NEE Operating LP may not, without the prior approval of the Conflicts Committee, agree to any amendment of the Original Agreement that, in the determination of the general partner of NEE Partners, would be adverse in any material respect to the holders of its common units representing limited partner interests (“NEE Partners Common Units”).

E.    The general partner of NEE Partners has determined that the amendments to the Original Agreement set forth in this Agreement are not adverse in any material respect to the holders of NEE Partners Common Units.

F.    Section 13.3(d) of the First Amended and Restated Agreement of Limited Partnership of NEE Partners, dated as of July 1, 2014 (the “NEE Partners Partnership Agreement”), provides that any amendment to the provisions of the Original Agreement relating to the IDR Fee that would materially amend, alter, supplement or replace the provisions relating to the IDR Fee shall be approved by holders of a Unit Majority (as defined in the NEE Partners Partnership Agreement).

G.    On             , 2017, the holder of a Unit Majority (as defined in the NEE Partners Partnership Agreement) approved this Agreement.

H.    In consideration of the services being provided by the Manager hereunder, the Manager is entitled to receive certain costs, fees and expenses hereunder and certain payments from NEE Operating LP based on its distributions to its Unitholders.

I.    Each party to the Original Agreement is executing this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree that the Original Agreement is, as of and at the date first written above, amended and restated in its entirety to read as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Partnership Agreement. In this Agreement, the following terms will have the following meanings:

1.1.1    “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person;

1.1.2    “Acquired Assets” means any asset acquired after the date hereof by any member of the NEP Group, including, but not limited, to any assets acquired pursuant to the ROFO Agreement;

1.1.3    “Additional Fee Amount” means the amount by which one percent (1%) of EBITDA as calculated by the Manager (which calculation shall be conclusive absent manifest error) for the most recently ended fiscal year or, with respect to the fiscal year that includes the Closing Date, the portion of such fiscal year after the Closing Date, exceeds four million U.S. dollars ($4,000,000), which amount shall be adjusted for inflation annually beginning on January 1, 2016, at the Inflation Factor;

1.1.4    “Adjusted Available Cash” means, in respect of any Quarter, (a) for all purposes other than Section 7.4.2.1 through Section 7.4.2.3 any remaining Available Cash that would be deemed to be Operating Surplus under Section 6.3 or Section 6.5 of the Partnership Agreement before giving effect to the payment of the IDR Fee, after subtracting any Aggregate Shortfall and, (b) for the purposes of Section 7.4.2.1 through Section 7.4.2.3, any remaining Available Cash that would be deemed to be Operating Surplus under Section 6.3 or Section 6.5 of the Partnership Agreement before giving effect to the payment of the IDR Fee, after subtracting (i) any Aggregate Shortfall and (ii) the aggregate amount that would be required to be distributed to Unitholders to equal the product of the Base Unit Amount on the Record Date for such Quarter multiplied by the First Target Quarterly Distribution;

1.1.5    “Aggregate Shortfall” means the sum of the Shortfalls in all preceding Quarters, subject to the adjustments set forth below, provided that, upon the expiration of the Purchase Price Adjustment Period, the Aggregate Shortfall will be equal to zero. For each additional Common Unit received by NEE Partners during the Purchase Price Adjustment Period, the Aggregate Shortfall will be increased by an amount equal to the portion of the Aggregate Shortfall attributable to each outstanding Common Unit held by NEE Partners immediately prior to such issuance. The Aggregate Shortfall will be reduced, in whole or in part and without duplication, in any subsequent Quarter in the amount by which the Available Cash from Operating Surplus distributed by NEE Operating LP to its Unitholders in such Quarter is greater than the Shortfall Threshold, provided that the Aggregate Shortfall will be reduced only to the extent that corresponding Purchase Price Adjustments required to be paid by NEE Operating LP have been so paid;

1.1.6    “Agreement” has the meaning assigned thereto in the Preamble;

1.1.7    “Base Incentive Amount” for any Quarter means the sum of (a) the product of (x) the total Common Units Outstanding on the Record Date for such Quarter multiplied by (y) the Base Target Quarterly Distribution, plus (b) $14,039,546.64.

1.1.8    “Base Target Quarterly Distribution” means $0.3525 per Quarter, subject to adjustment in accordance with Section 7.4.3 hereof.

1.1.9    “Base Unit Amount” means 155,676,955 Common Units, subject to proportional adjustment in the event of any distribution, combination or subdivision (whether effected by a distribution payable in units or otherwise) of Units or other Partnership Interests in accordance with Section 5.8 of the Partnership Agreement or any redemption, repurchase, acquisition or similar transaction by NEE Operating LP of Common Units.

1.1.10    “Business” means the business carried on from time to time by the NEP Group;

1.1.11    “Business Day” means every day except a Saturday or Sunday, or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close;

1.1.12    “Claims” has the meaning assigned thereto in Section 9.1.1 hereof;

1.1.13    “Closing Date” means the first date on which NEE Partners Common Units are sold by NEE Partners pursuant to the provisions of the Underwriting Agreement between NEE Partners and the underwriters of its initial public offering, dated as of June 26, 2014;

1.1.14    “Conflicts Committee” means the conflicts committee of the board of directors of the general partner of NEE Partners;

1.1.15    “Control” means the control by one Person of another Person in accordance with the following: a Person

(“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example the status of A being the managing member of B) or by virtue of beneficial ownership of or control over a majority of the voting or economic interests in B. For the purpose of certainty and without limitation, if A owns or has control over shares to which are attached more than fifty percent (50%) of the votes permitted to be cast in the election of directors to the Governing Body of B or, if A is the general partner of B (a limited partnership), then in each case A Controls B for this purpose, and the term “Controlled” has the corresponding meaning;

1.1.16    “CSCS Agreement” means that certain Cash Sweep and Credit Support Agreement, dated as of the date hereof, between NEE Operating LP and NEER;

1.1.17    “EBITDA” means the sum of (a) net income plus interest expense plus income taxes plus depreciation plus amortization, in each case of NEE Operating LP and the Service Recipients, on a consolidated basis and with each such component determined in accordance with GAAP, plus (b) to the extent included in net income referenced in clause (a), any Management Fee, IDR Fee and Public Company Expenses;

1.1.18    “Exchange Act” means the Securities Exchange Act of 1934, as amended;

1.1.19    “Expenses” has the meaning assigned thereto in Section 7.5.2 hereof;

1.1.20    “Expense Statement” has the meaning assigned thereto in Section 7.7 hereof;

1.1.21    “Financing Party” means any and all Persons, or the agents or trustees representing them, providing senior or subordinated debt financing or refinancing (including letters of credit, bank guaranties or other credit support);

1.1.22    “First Incentive Tier Amount” for any Quarter means the quotient of (a) the product of (x) the Base Unit Amount on the Record Date for such Quarter multiplied by (y) (i) the Second Target Quarterly Distribution for such Quarter minus (ii) the First Target Quarterly Distribution for such Quarter, divided by (b) 85%;

1.1.23    “First Target Quarterly Distribution” means $0.215625 per Unit per Quarter, subject to adjustment in accordance with Section 7.4.3 hereof;

1.1.24    “GAAP” means generally accepted accounting principles in the United States used in preparing financial statements from time to time;

1.1.25    “Governing Body” means (a) with respect to a corporation, the board of directors of such corporation, (b) with respect to a limited liability company, the manager(s) or managing member(s) of such limited liability company, (c) with respect to a limited partnership, the board, committee or other body of the general partner of such partnership that serves a similar function or the general partner itself (or if any such general partner is itself a limited partnership, the board, committee or other body of such general partner’s general partner that serves a similar function or such general partner’s general partner itself) and (d) with respect to any other Person, the body of such Person that serves a similar function, and in the case of each of clauses (a) through (d) includes any committee or other subdivision of such body and any Person to whom such body has delegated any power or authority, including any officer or managing director;

1.1.26    “Governing Instruments” means (a) the certificate of incorporation and bylaws in the case of a corporation, (b) the certificate of formation and operating agreement in the case of a limited liability company, (c) the certificate of limited partnership and partnership agreement in the case of a partnership, and (d) any other similar governing document under which an entity was organized, formed or created and/or operates;

1.1.27    “Governmental Authority” means any (a) international, national, multinational, federal, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency or instrumentality, domestic or foreign, including ISO/RTOs, (b) self-regulatory organization or stock exchange, (c) subdivision, agent, commission, board, or authority of any of the foregoing, or (d) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

1.1.28    “Governmental Charges” has the meaning assigned thereto in Section 7.6 hereof;

1.1.29    “IDR Fee” means any amounts payable by NEE Operating LP to the Manager under Section 7.3 or Section 7.4 hereof;

1.1.30    “Inflation Factor” means, at any time, the fraction obtained where the numerator is the Consumer Price Index for the United States of America (all items) for the then current year and the denominator is the Consumer Price Index for the United States of America (all items) for the year immediately preceding the then current year, with appropriate mathematical adjustment made to ensure that both the numerator and the denominator have been prepared on the same basis;

1.1.31    “Interest Rate” means, for any day, the annual rate of interest equal to three and one-quarter percent (3.25%) plus the prime rate for that day or, if such day is not a Business Day, for the next preceding Business Day, as published in the Wall Street Journal or, if the Wall Street Journal ceases to be published, in another national U.S. financial publication selected by the Manager that surveys large U.S. banks and publishes a consensus prime rate;

1.1.32    “ISO/RTO” means an independent electricity system operator, a regional transmission organization, national system operator or any other similar organization overseeing the transmission of energy in any jurisdiction in which the NEP Group owns assets or operates;

1.1.33    “Laws” means any and all applicable (a) laws, constitutions, treaties, statutes,

codes, ordinances, principles of common law and equity, rules, regulations and municipal bylaws whether domestic, foreign or international, (b) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, and awards of any Governmental Authority, and (c) policies, practices and guidelines of any Governmental Authority which, although not actually having the force of law, are considered by such Governmental Authority as requiring compliance as if having the force of law, and the term “applicable,” with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities at the relevant time and that emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

1.1.34    “Liabilities” has the meaning assigned thereto in Section 9.1.1 hereof;

1.1.35    “Management Fee” means an annual amount equal to, for any fiscal year, the sum of the Quarterly Fee Amounts for such fiscal year plus the Additional Fee Amount with respect to such fiscal year. The Management Fee may be increased or decreased from time to time by an agreed upon amount resulting from the amendment of the scope of the Services pursuant to Section 11.1 hereof;

1.1.36    “Manager” has the meaning assigned thereto in the Preamble;

1.1.37    “Manager Group” means the Manager and its Affiliates (other than any member of the NEP Group) and any other Service Providers;

1.1.38    “Manager Indemnified Party” has the meaning assigned thereto in Section 9.1.1 hereof;

1.1.39    “NEE Operating GP” has the meaning assigned thereto in the Preamble;

1.1.40    “NEE Operating LP” has the meaning assigned thereto in the Preamble;

1.1.41    “NEE Partners” has the meaning assigned thereto in the Preamble;

1.1.42    “NEE Partners GP” means NextEra Energy Partners GP, Inc., a Delaware corporation;

1.1.43    “NEER” means NextEra Energy Resources, LLC, a Delaware limited liability company;

1.1.44    “NEP Group” means the NEP Parties and their direct and indirect Subsidiaries;

1.1.45    “NEP Parties” has the meaning assigned thereto in the Preamble;

1.1.46    “NEE Partners Common Units” has the meaning assigned thereto in the Recitals;

1.1.47    “Operating and Administrative Agreements” means the operations and maintenance agreements, administrative services agreements, and other operations, maintenance and administrative agreements in effect as of the date hereof or entered from time to time after the date hereof (including as amended, restated, modified, supplemented or replaced from time to time) between certain members of the NEP Group, on the one hand, and the Manager or its Affiliates, on the other hand, for the operating, maintenance and administrative needs of such members of the NEP Group and, with respect to any Acquired Assets, any operations and maintenance agreements, administrative services agreements, and other operations, maintenance and administrative agreements between any of the members of the NEP Group with respect to the Acquired Assets, on the one hand, and the Manager or its Affiliates for the Acquired Assets’ operating, maintenance and administrative needs, on the other hand. For the purpose of greater certainty, none of the Operating and Administrative Agreements are, or shall be, amended, terminated or otherwise altered by this Agreement or by the CSCS Agreement;

1.1.48    “Operational and Other Services” means any services provided by any member of the Manager Group to any member of the NEP Group under any Operating and Administrative Agreement or any other contract (other than this Agreement and the Cash Sweep and Credit Support Agreement, dated as of the date hereof, between NEE Operating LP and NEER);

1.1.49    “Original Agreement” has the meaning assigned thereto in the Recitals;

1.1.50    “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of NEE Operating LP, as amended, restated, modified or supplemented from time to time;

1.1.51    “Permit” means any consent, license, approval, registration, permit or other authorization granted by any Governmental Authority;

1.1.52    “Person” means any natural person, partnership, limited partnership, limited liability partnership, joint venture, syndicate, sole proprietorship, company or corporation (with or without share capital), limited liability corporation, unlimited liability company, joint stock company, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or Governmental Authority, authority or entity however designated or constituted and pronouns have a similarly extended meaning;

1.1.53    “Public Company Expenses” means all of the fees, costs and expenses that result from NEE Partners’ being a publicly traded entity, including costs associated with annual, quarterly and current reports, independent auditor fees, governance and compliance, registrar and transfer agent fees, exchange listing fees, tax return preparation and filing, legal, advisory and consulting fees, director compensation and directors and officers liability insurance premiums;

1.1.54    “Quarter” means, unless the context requires otherwise, a fiscal quarter of NEE Operating LP, or, with respect to the fiscal quarter of NEE Operating LP which includes the Closing Date, the portion of such fiscal quarter after the Closing Date;

1.1.55    “Quarterly Fee Amount” means one million dollars ($1,000,000), which amount shall be adjusted for inflation annually beginning on January 1, 2016, at the Inflation Factor;

1.1.56    “ROFO Agreement” means the Right of First Offer Agreement, dated as of the date hereof, among NEE Partners, NEE Operating LP and NEER that provides NEE Operating LP with a right of first offer to purchase certain assets of NEER or other members of the Manager Group offered for sale;

1.1.57    “Second Incentive Tier Amount” for any Quarter means the quotient of (a) the product of (x) the Base Unit Amount on the Record Date for such Quarter multiplied by (y) (i) the Third Target Quarterly Distribution for such Quarter minus (ii) the Second Target Quarterly Distribution for such Quarter, divided by (b) 75%;

1.1.58    “Second Target Quarterly Distribution” means $0.234375 per Unit per Quarter, subject to adjustment in accordance with Section 7.4.3 hereof;

1.1.59    “Service Providers” means the Manager, other members of the Manager Group and any other entity or individual that the Manager has arranged to provide the Services to any Service Recipient;

1.1.60    “Service Recipients” means the NEP Parties and any of their Subsidiaries listed on Schedule I hereto (as such Schedule may be amended from time to time in accordance with Section 2.2 hereof);

1.1.61    “Services” has the meaning assigned thereto in Section 3.1 hereof;

1.1.62    “Shortfall” means the amount in any Quarter by which the Available Cash from Operating Surplus distributed by NEE Operating LP to its Unitholders is less than the Shortfall Threshold, plus an amount equal to any Purchase Price Adjustment required to be paid by NEE Operating LP with respect to such Quarter that has not been so paid;

1.1.63    “Shortfall Threshold” means three million dollars ($3,000,000), which will be increased by an amount equal to the product of (a) the Minimum Quarterly Distribution multiplied by (b) the number of additional Common Units received by NEE Partners following the Closing Date;

1.1.64    “Subsidiary” means, with respect to any Person, (a) any other Person that is directly or indirectly Controlled by such Person, (b) any trust in which such Person directly or indirectly holds at least fifty percent (50%) of the beneficial interests or (c) any partnership in which such Person directly or indirectly holds at least fifty percent (50%) of the limited partnership interests;

1.1.65    “Third Party Claim” has the meaning assigned thereto in Section 9.1.2 hereof;

1.1.66    “Third Target Quarterly Distribution” means $0.281250 per Unit per Quarter, subject to adjustment in accordance with Section 7.4.3 hereof; and

1.1.67    “Transaction Fees” means fees paid or payable by the Service Recipients in the context of mergers and acquisitions transactions.

1.2	Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

1.3	Interpretation

In this Agreement, unless the context otherwise requires:

1.3.1    words importing the singular shall include the plural and vice versa, words importing gender shall include all genders or the neuter, and words importing the neuter shall include all genders;

1.3.2    the words “include”, “includes”, “including” or any variations thereof, when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

1.3.3    references to any Person include such Person’s successors and permitted assigns;

1.3.4    any reference to a statute, regulation, policy, rule or instrument shall include, and shall be deemed to be a reference also to, all amendments made to such statute, regulation, policy, rule or instrument and to any statute, regulation, policy, rule or instrument that may be passed which has the effect of supplementing or superseding the statute, regulation, policy, rule or instrument so referred to;

1.3.5    any reference to this Agreement or any other agreement, document or instrument shall be construed as a reference to this Agreement or, as the case may be, such other agreement, document or instrument as the same may have been, or may from time to time be, amended, varied, replaced, amended and restated, supplemented or otherwise modified;

1.3.6    in the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a Business Day, then such amount shall be determined or such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day;

1.3.7    except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in U.S. currency;

1.3.8    the words “herein,” “hereof,” “hereby” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety, not to any particular article or section hereof and not to any particular provision hereof, except where the context otherwise requires; and

1.3.9    all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated.

1.4	Actions by the Manager or the Service Recipients

Unless the context requires otherwise, where the consent of or a determination is required by the Manager or a Service Recipient hereunder, the parties shall be entitled to rely conclusively upon it having been given or taken, as applicable, if the Manager or such Service Recipient, as applicable, has communicated the same in writing.

ARTICLE 2

APPOINTMENT OF THE MANAGER

2.1	Appointment and Acceptance

2.1.1    Subject to and in accordance with the terms, conditions and limitations in this Agreement, the NEP Parties hereby appoint the Manager to provide or arrange for other Service Providers to provide the Services to the Service Recipients.

2.1.2    The Manager hereby accepts the appointment provided for in Section 2.1.1 and agrees to act in such capacity and to provide or arrange for other Service Providers to provide the Services to the Service Recipients upon the terms, conditions and limitations in this Agreement.

2.2	Service Recipients

The Service Recipients on the date hereof are the NEP Parties and each other Person set forth on Schedule I. The parties acknowledge that any Subsidiary of NEE Partners, NEE Operating GP or NEE Operating LP that is not a Service Recipient on the date hereof may be added as a Service Recipient under this Agreement with the Manager’s prior written consent (not to be unreasonably withheld). Within five Business Days after the NEP Parties receive such consent, they shall deliver an amended Schedule I to the Manager that adds such Subsidiary as a Service Recipient.

2.3	Subcontracting and Other Arrangements

The Manager may subcontract to any other Service Provider, or arrange for the provision of any or all of the Services to be provided by it under this Agreement by any other Service Provider, and the NEP Parties hereby consent to any such subcontracting or arrangement, provided that the Manager shall remain responsible to the Service Recipients for any Services provided by such other Service Provider.

ARTICLE 3

SERVICES AND POWERS OF THE MANAGER

3.1	Services

The Manager will provide, or arrange for the provision by other Service Providers of, and will have the exclusive power and authority to provide or arrange for the provision by other Service Providers of, the following services (the “Services”) to the Service Recipients to the extent such Services are not otherwise provided to the Service Recipients under any Operating and Administrative Agreement:

3.1.1    causing or supervising the carrying out of all day-to-day management, secretarial, accounting, banking, treasury, legal, administrative, human resources, liaison, representative, regulatory and reporting functions and obligations;

3.1.2    supervising the establishment and maintenance of books and records;

3.1.3    where requested to do so, identifying, evaluating and recommending to the NEP Group maintenance capital expenditures, expansion capital expenditures, acquisitions or dispositions from time to time and assisting in negotiating the terms thereof;

3.1.4    recommending and, where requested to do so, assisting in the raising of funds whether by way of debt, equity or otherwise, including the preparation, review or distribution of any prospectus or offering memorandum in respect thereof and assisting with communications support in connection therewith;

3.1.5    recommending to the members of the NEP Group suitable candidates to serve on the Governing Bodies of the NEP Group;

3.1.6    making recommendations with respect to the exercise of any voting rights to which each of the Service Recipients is entitled;

3.1.7    making recommendations with respect to the payment of distributions by the Service Recipients, including distributions by NEE Partners and NEE Operating LP to holders of their respective common units;

3.1.8    making recommendations with respect to the hiring, and monitoring and providing oversight, of accounting, financial or legal advisors and technical, commercial, marketing and other independent experts;

3.1.9    managing litigation or commencing litigation after consulting with, and subject to the approval of, the applicable Service Recipients;

3.1.10    attending to all matters necessary for any reorganization, bankruptcy proceedings, dissolution or winding up of a Service Recipient, subject to approval by the Governing Body of such Service Recipient;

3.1.11    causing or supervising the timely preparation and filing of all tax returns by each Service Recipient and all tax-related regulatory filings and reports;

3.1.12    causing or supervising the timely preparation and submission of the Service Recipients’ annual financial statements and quarterly interim financial statements (a) to be prepared in accordance with GAAP and audited at least to such extent and with such frequency as may be required by law or regulation or in order to comply with any debt covenants and (b) to be submitted to each Service Recipient for its prior approval;

3.1.13    causing or supervising the Service Recipients’ compliance with all regulatory requirements applicable to the Service Recipients in respect of their and their Subsidiaries’ business activities, including preparing or causing to be prepared and filing or causing to be filed all regulatory filings and reports, including all reports and documents required under the Exchange Act and other applicable securities laws;

3.1.14    assisting the Service Recipients in connection with communications with investors and lenders to the Service Recipients, including presentations, conference calls and other related matters, and investor relations generally;

3.1.15    making recommendations in relation to and effecting the entry into appropriate insurance policies covering each Service Recipient’s assets, together with other applicable insurance against other risks, including directors and officers insurance, in each case as the relevant Service Recipient deems appropriate;

3.1.16    arranging for individuals to carry out the functions of director, principal executive, accounting and financial officers for purposes of applicable securities laws and the regulations of any stock exchange on which the NEE Partners Common Units are listed, and otherwise to act as senior officers of each Service Recipient as agreed from time to time, in each case subject to the approval of the applicable Service Recipient;

3.1.17    advising the Service Recipients regarding the maintenance of compliance with applicable Laws and other obligations; and

3.1.18    providing all such other services as may from time to time be agreed with the Service Recipients that are reasonably related to the Service Recipients’ day-to-day operations.

3.2	Supervision of Manager’s Activities

The Manager shall, at all times, be subject to the supervision of the relevant Service Recipient’s Governing Body and shall not provide or arrange for the provision of such Services as such Governing Body may decline to accept from time to time.

3.3	Restrictions on the Manager

3.3.1    The Manager shall, and shall cause any other Service Provider to, refrain from taking any action that is not in compliance with or would violate any Laws or that otherwise would not be permitted by the Governing Instruments of the applicable Service Recipients. If the Manager or any Service Provider is instructed by a Service Recipient to take any action that is not in such compliance, to the extent such Person has knowledge of such non-compliance, such Person will promptly notify such Service Recipient of its judgment that such action would not comply with or would violate any such Laws or otherwise would not be permitted by such Governing Instrument.

3.3.2    In performing its duties under this Agreement, each member of the Manager Group (a) may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an opinion of counsel) of such Persons as to matters that any member of the Manager Group reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion, and (b) shall be permitted to rely in good faith upon the direction of a Service Recipient to evidence any approvals or authorizations that are required under this Agreement.

ARTICLE 4

RELATIONSHIP BETWEEN THE MANAGER AND THE SERVICE RECIPIENTS

4.1	Other Activities

No member of the Manager Group (and no Affiliate, director, officer, member, partner, shareholder or employee of any member of the Manager Group) shall be prohibited from engaging in other business activities or sponsoring, or providing services to, third parties that compete directly or indirectly with the Service Recipients.

4.2	Exclusivity

Except as expressly provided for herein or in the Operating and Administrative Agreements, none of the NEP Parties shall, and the NEP Parties shall cause the other Service Recipients not to, during the term of this Agreement, engage any other Person to provide any services comparable to the Services without the prior written consent of the Manager, which may be withheld in the absolute discretion of the Manager.

4.3	Independent Contractor, No Partnership or Joint Venture, Absence of Fiduciary Relationship

The parties acknowledge that the Manager is providing or arranging for the provision of the Services hereunder as an independent contractor and that the Service Recipients and the Manager are not partners or joint venturers with or agents of each other, and nothing herein will be construed so as to make them partners, joint venturers or agents or impose any liability as such on any of them as a result of this Agreement, provided that nothing herein will be construed so as to prohibit the Service Recipients and the Manager from embarking upon an investment together as partners, joint venturers or in any other manner whatsoever. The parties acknowledge that no fiduciary or advisory relationship between the Manager, on the one hand, and the Service Recipients, on the other, has been created by this Agreement. Each of the NEP Parties waives, on its own behalf and on behalf of the other Service Recipients, to the fullest extent permitted by law, any claims they may have against the Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Manager shall have no liability (whether direct or indirect) to the Service Recipients in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Service Recipients, including the owners, employees or creditors of the Service Recipients.

ARTICLE 5

MANAGEMENT AND EMPLOYEES

5.1	Management and Employees

5.1.1    The Manager shall arrange, or shall arrange for another member of the Manager Group to arrange, for such qualified personnel and support staff to be available to carry out the Services. Such personnel and support staff shall devote such time to the provision of the Services to the Service Recipients as the relevant member of the Manager Group reasonably deems necessary and appropriate in order to fulfill its obligations hereunder. Such personnel and support staff need not have as their primary responsibility the provision of the Services to the Service Recipients or be dedicated exclusively to the provision of the Services to the Service Recipients.

5.1.2    Each of the NEP Parties shall, and shall cause each of the other Service Recipients to, do all things reasonably necessary on its part as requested by any member of the Manager Group consistent with the terms of this Agreement to enable the members of the Manager Group to fulfill their obligations, covenants and responsibilities and to exercise their rights pursuant to this Agreement.

5.1.3    The Manager covenants and agrees to, and to cause any other member of the Manager Group to, exercise the power and discharge the duties conferred under this Agreement honestly and in good faith, and shall exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

ARTICLE 6

INFORMATION AND RECORDS

6.1	Books and Records

The Manager shall, or shall cause any other member of the Manager Group to, as applicable, maintain proper books, records and documents on behalf of each Service Recipient in conformity in all material respects with GAAP and all requirements of applicable Laws and in the ordinary course of business consistent with past practice.

6.2	Examination of Records by the Service Recipients

Upon reasonable prior notice by the Service Recipients to the relevant member of the Manager Group, the relevant member of the Manager Group will make available to the Service

Recipients and their authorized representatives, for examination during normal business hours on any Business Day, all books, records and documents required to be maintained under Section 6.1 hereof. For the avoidance of doubt, none of the Manager Group shall have any obligation hereunder to provide data for costs, fees or expenses that are not paid or reimbursed pursuant to Section 7.5. Any examination of records will be conducted in a manner which will not unduly interfere with the conduct of the Service Recipients’ activities or of the Manager Group’s business in the ordinary course.

6.3	Access to Information by Manager Group

Each of the NEP Parties shall, and shall cause the other Service Recipients to:

6.3.1    grant, or cause to be granted, to the Manager Group full access to all documentation and information reasonably necessary in order for the Manager Group to perform its obligations, covenants and responsibilities pursuant to the terms hereof, including to enable the Manager Group to provide the Services; and

6.3.2    provide, or cause to be provided, all documentation and information as may be reasonably requested by any member of the Manager Group, and promptly notify the appropriate member of the Manager Group of any material facts or information of which the Service Recipients are aware, including any known, pending or threatened suits, actions, claims, proceedings or orders by or against any member of the NEP Group before any Governmental Authority, that may affect the performance of the obligations, covenants or responsibilities of the Manager Group pursuant to this Agreement, including maintenance of proper financial records.

6.4	Additional Information

The parties acknowledge and agree that conducting the activities and providing the Services contemplated herein may have the incidental effect of providing additional information which may be utilized with respect to, or may augment the value of, business interests and related assets in which any of the Service Providers or any of its Affiliates has an interest and that, subject to compliance with this Agreement, none of the Service Providers or any of their respective Affiliates will be liable to account to the Service Recipients with respect to such activities or results, provided that, in making any use of such additional information, the relevant Service Provider will not, and will cause its Affiliates not to, do so in any manner that the relevant Service Provider or its Affiliates knows, or ought reasonably to know, would cause or result in a breach of any confidentiality provision of agreements to which any Service Recipient is a party or is bound.

ARTICLE 7

FEES AND EXPENSES

7.1	Management Fee

7.1.1    Management Fee. NEE Operating LP, on behalf of the Service Recipients, hereby agrees to pay, during the term of this Agreement, the Management Fee. The Management Fee shall be paid in accordance with Section 7.2.

7.1.2    No Reduction in Fees. The Management Fee will not be reduced by the amount of (a) any fees for Operational and Other Services that are paid or payable by any member of the NEP Group to any member of the Manager Group, (b) any Expenses, (c) any Transaction Fees or (d) any costs, fees or expenses paid by or on behalf of NEE Operating LP under the CSCS Agreement.

7.2	Payment of Management Fee

NEE Operating LP shall remit the Quarterly Fee Amount to the Manager no later than the 15th day following the end of each Quarter. The Manager will compute the Additional Fee Amount for each fiscal year as soon as practicable following the end of the fiscal year with respect to which such payment is due, but in any event no later than January 31 of the immediately succeeding fiscal year. A copy of the computations made will thereafter, for informational purposes only, promptly be delivered to NEE Operating LP. As soon as practicable following delivery of the computation of an Additional Fee Amount, but in no event later than the 15th day following receipt of such computation, NEE Operating LP shall remit such Additional Fee Amount to the Manager.

7.3	IDR Fee

NEE Operating LP, on behalf of the Service Recipients, hereby agrees to pay to the Manager or its permitted transferees, until the dissolution of NEE Operating LP in accordance with the Partnership Agreement, the IDR Fee as computed under Section 7.4. Any IDR Fee will be paid quarterly concurrently with the payment of distributions by NEE Operating LP to Unitholders in accordance with the Partnership Agreement or promptly thereafter.

7.4	Computation and Payment of IDR Fee Amounts

7.4.1    For each Quarter in which NEE Operating LP has Adjusted Available Cash equal to or greater than the Base Incentive Amount, the IDR Fee in respect of such Quarter shall be paid based on the hypothetical distributions of Adjusted Available Cash by NEE Operating LP to its Unitholders as set forth below:

7.4.1.1    First, NEE Operating LP will pay $14,039,546.64 of such Adjusted Available Cash to the Manager and will be deemed to distribute any remaining Adjusted Available Cash to its Unitholders until the aggregate amount so paid and deemed to be distributed pursuant to this Section 7.4.1.1 with respect to such Quarter is equal to the Base Incentive Amount;

7.4.1.2    Second, NEE Operating LP will pay twenty-five percent (25%) of any remaining Adjusted Available Cash to the Manager.

7.4.2    For each Quarter in which NEE Operating LP has Adjusted Available Cash less than the Base Incentive Amount, the IDR Fee in respect of such Quarter shall be paid based on hypothetical distributions of Adjusted Available Cash by NEE Operating LP to

its Unitholders as set forth below; provided that the payment of the IDR Fee and the hypothetical distributions to Unitholders set forth below shall be calculated on the basis of the Base Unit Amount:

7.4.2.1    First, NEE Operating LP will pay fifteen percent (15%) of any Adjusted Available Cash to the Manager and will be deemed to distribute eighty-five percent (85%) to its Unitholders until the aggregate amount so paid and deemed to be distributed pursuant to this Section 7.4.2.1 with respect to such Quarter is equal to the First Incentive Tier Amount;

7.4.2.2    Second, NEE Operating LP will pay twenty-five percent (25%) of any remaining Adjusted Available Cash to the Manager and will be deemed to distribute seventy-five percent (75%) to its Unitholders until the aggregate amount so paid and deemed to be distributed pursuant to this Section 7.4.2.2 with respect to such Quarter is equal to the Second Incentive Tier Amount; and

7.4.2.3    Third, NEE Operating LP will pay fifty percent (50%) of any remaining Adjusted Available Cash to the Manager and will be deemed to distribute fifty percent (50%) to its Unitholders;

provided that, in each case, the IDR Fee for such quarter shall be paid as contemplated by this Section 7.4.2 until (x) the aggregate deemed per Common Unit distribution to Unitholders pursuant to this Section 7.4.2 equals (y) the per Common Unit distribution declared by NEE Operating LP to Unitholders in accordance with the Partnership Agreement for the applicable Quarter; provided further that the aggregate IDR Fee payable for such quarter pursuant to this Section 7.4.2 shall in no event exceed $14,039,546.64.

7.4.3	If the Minimum Quarterly Distribution is adjusted in accordance with Section 6.6 of the Partnership Agreement, the Base Target Quarterly Distribution, the First Target Quarterly Distribution, the Second Target Quarterly Distribution and the Third Target Quarterly Distribution will each be adjusted correspondingly in the same proportion as the amount by which the Minimum Quarterly Distribution is so adjusted relative to the Minimum Quarterly Distribution prior to such adjustment.

7.4.4	If the Minimum Quarterly Distribution has been reduced to zero pursuant to Section 6.6 of the Partnership Agreement and the Base Target Quarterly Distribution, the First Target Quarterly Distribution, the Second Target Quarterly Distribution and the Third Target Quarterly Distribution have also been reduced to zero pursuant to Section 7.4.3, the IDR Fee will be payable solely in accordance with Section 7.4.2.3 in respect of Adjusted Available Cash that is deemed to be Operating Surplus under the Partnership Agreement. For the purposes of any IDR Fee payable pursuant to this Section 7.4.4 and in accordance with Section 7.4.2.3 as described in the immediately preceding sentence, the final two provisos of Section 7.4.2 shall not apply to the calculation of such IDR Fee.

7.4.5	Upon the dissolution of NEE Operating LP in accordance with Article 12 of the

Partnership Agreement, to the extent that NEE Operating LP receives cash in excess of that required to discharge liabilities as provided in Section 12.4 of the Partnership Agreement, NEE Operating LP will not pay the IDR Fee to the Manager on any such excess.

7.5	Expenses

7.5.1    The Manager acknowledges and agrees that the Service Recipients will not be required to reimburse any member of the Manager Group for the salaries and other compensation of the management, personnel or support staff of the Manager Group who provide the Services to such Service Recipients or overhead for such persons, except as otherwise provided by Section 7.5.2.10.

7.5.2    NEE Operating LP, on behalf of the Service Recipients, shall reimburse the Manager for all out-of-pocket fees, costs and expenses, including those of any third party (other than those contemplated by Section 7.5.1 hereof except as otherwise provided by Section 7.5.2.10) (“Expenses”), incurred by the Manager or any member of the Manager Group in connection with the provision of the Services, provided that, if any Expenses arise from Services that are shared with the Manager or any member of the Manager Group, the Manager shall in good faith determine the portion of Expenses allocable to members of the Manager Group. Expenses are expected to include, among other things:

7.5.2.1    Public Company Expenses;

7.5.2.2    fees, costs and expenses relating to any debt or equity financing (including the arrangement thereof) for any member of the NEP Group;

7.5.2.3    out-of-pocket fees, costs and expenses incurred in connection with operation and maintenance services to the extent not otherwise provided in the Operating and Administrative Agreements;

7.5.2.4    taxes, licenses and other statutory fees or penalties levied against or in respect of a Service Recipient in respect of Services;

7.5.2.5    amounts paid by the relevant member of the Manager Group under indemnification, contribution or similar arrangements;

7.5.2.6    fees, costs and expenses relating to financial reporting, regulatory filings, investor relations and similar activities and the fees, costs and expenses of agents, advisors, consultants and other Persons who provide Services to or on behalf of a Service Recipient;

7.5.2.7    any other fees, costs and expenses incurred by any member of the Manager Group that are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement;

7.5.2.8    fees, expenses and costs incurred in connection with the investigation, acquisition, holding or disposal of any asset or business (including with respect to any Acquired Assets) that is made or that is proposed to be made by the Service Recipients, provided that, where the acquisition or proposed acquisition involves an investment that is made alongside one or more other Persons (including NextEra Energy, Inc. and its Affiliates (other than members of the NEP Group)), the Manager shall allocate such fees, expenses and costs in proportion to the notional amount of the investment made (or that would have been made in the case of an unconsummated acquisition) among members of the NEP Group and such other Persons;

7.5.2.9    premiums, deductibles and other costs, fees and expenses for insurance policies covering assets of the Service Recipients and other members of the NEP Group, together with other applicable insurance in respect of the members of the NEP Group against other risks; and

7.5.2.10    to the extent the Manager determines in good faith that additional operational staff is needed for the proper provision of the Services to the Service Recipients after the date hereof, the salaries and other compensation of such staff.

7.6	Governmental Charges

Without limiting Section 7.5 above, NEE Operating LP, on behalf of the Service Recipients, shall pay or reimburse the relevant member of the Manager Group for all sales taxes, use taxes, value added taxes, withholding taxes or other similar taxes, customs duties or other governmental charges (“Governmental Charges”) that are levied or imposed by any Governmental Authority by reason of this Agreement or any other agreement contemplated by this Agreement, or the fees or other amounts payable hereunder or thereunder, except for any income taxes, corporate taxes, capital gains taxes or other similar taxes payable by any member of the Manager Group. Any failure by the Manager Group to collect monies on account of these Governmental Charges shall not constitute a waiver of the right to do so.

7.7	Computation and Payment of Expenses and Governmental Charges

Within thirty (30) days after the end of each calendar month, the Manager shall, or shall cause the other Service Providers to, prepare statements (each, an “Expense Statement”) documenting the Expenses and Governmental Charges incurred or paid during such calendar month that are to be reimbursed pursuant to this Article 7 and shall deliver such statements to NEE Operating LP and the relevant Service Recipient, provided that, if the Manager fails to include Expenses and Governmental Charges for any calendar month in the Expense Statement for such month, then the Manager shall be entitled to include such Expenses and Governmental Charges in a subsequent Expense Statement. All Expenses and Governmental Charges reimbursable pursuant to this Article 7 shall be reimbursed by NEE Operating LP no later than the date that is thirty (30) days after receipt of an Expense Statement. The provisions of this Section 7.7 shall survive the termination of this Agreement.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF THE MANAGER

AND THE NEP PARTIES

8.1	Representations and Warranties of the Manager

The Manager hereby represents and warrants to the NEP Parties that:

8.1.1    it is validly organized and existing under the laws of the State of Delaware;

8.1.2    it or another Service Provider, as applicable, holds, and shall hold, such Permits as are necessary to perform its obligations hereunder and is not aware of, or shall inform the Service Recipients promptly upon knowledge of, any reason why such Permits might no longer be valid;

8.1.3    it has the power, capacity and authority to enter into this Agreement and to perform its obligations hereunder;

8.1.4    it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

8.1.5    the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its Governing Instruments, or under any mortgage, lease, agreement or other legally binding instrument, Permit or applicable Law to which it is a party or by which it or any of its properties or assets may be bound, except for any such contravention, breach or default which would not have a material adverse effect on the Manager’s ability to perform its obligations under this Agreement;

8.1.6    no authorization, consent or approval of, or filing with or notice to, any Person is required in connection with the execution, delivery or performance by it of this Agreement; and

8.1.7    this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally and (b) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

8.2	Representations and Warranties of the NEP Parties

Each of the NEP Parties hereby represents and warrants to the Manager that:

8.2.1    it (and, if applicable, its managing member or general partner) is validly organized and existing under the Laws governing its formation and organization;

8.2.2    it, or the relevant Service Recipient, holds such Permits necessary to own and operate the projects and entities that it directly or indirectly owns or operates from time to time and is not aware of any reason why such Permits might no longer be valid;

8.2.3    it (or, as applicable, its managing member or general partner on its behalf) has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

8.2.4    it (or, as applicable, its managing member or general partner) has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

8.2.5    the execution and delivery of this Agreement by it (or, as applicable, its managing member or general partner on its behalf) and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its Governing Instruments (or, if applicable, the Governing Instruments of its managing member or general partner), or under any mortgage, lease, agreement or other legally binding instrument, Permit or applicable Law to which it is a party or by which any of its properties or assets may be bound, except for any such contravention, breach or default that would not have a material adverse effect on the business, assets, financial condition or results of operations of the Service Recipients as a whole;

8.2.6    no authorization, consent or approval of, or filing with or notice to, any Person is required in connection with the execution, delivery or performance by it (or, as applicable, its managing member or general partner on its behalf) of this Agreement; and

8.2.7    this Agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally and (b) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

ARTICLE 9

LIABILITY AND INDEMNIFICATION

9.1	Indemnity

9.1.1    The NEP Parties hereby jointly and severally agree, to the fullest extent permitted by applicable Laws, to indemnify and hold harmless, and to cause each other Service Recipient to indemnify and hold harmless, each member of the Manager Group and any directors, officers, agents, members, partners, stockholders and employees and other representatives of each member of the Manager Group (each, a “Manager

Indemnified Party”) from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) (“Liabilities”) incurred by them or threatened in connection with any and all actions, suits, investigations, proceedings or claims of any kind whatsoever, whether arising under statute or action of a Governmental Authority or otherwise or in connection with the business, investments and activities of the Service Recipients or in respect of or arising from this Agreement or the Services provided hereunder (“Claims”), including any Claims arising on account of the Governmental Charges contemplated by Section 7.6 hereof, provided that no Manager Indemnified Party shall be so indemnified with respect to any Claim to the extent that such Claim is finally determined by a final and non-appealable judgment entered by a court of competent jurisdiction, or pursuant to a settlement agreement agreed to by such Manager Indemnified Party, to have resulted from such Manager Indemnified Party’s bad faith, fraud, willful misconduct or recklessness or, in the case of a criminal matter, conduct undertaken with knowledge that the conduct was unlawful.

9.1.2    If any action, suit, investigation, proceeding or claim is made or brought by any third party with respect to which a Service Recipient is obligated to provide indemnification under this Agreement (a “Third Party Claim”), the Manager Indemnified Party will have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel, as well as the reasonable costs (excluding an amount reimbursed to such Manager Indemnified Party for the time spent in connection therewith) and out-of-pocket expenses incurred in connection therewith, shall be paid by or on behalf of the NEP Parties as incurred, but shall be subject to recoupment by the NEP Parties if ultimately they are not liable to pay indemnification hereunder.

9.1.3    The Manager shall, or shall cause the applicable Manager Indemnified Party to, promptly after the receipt of notice of the commencement of any Third Party Claim, notify the NEP Parties in writing of the commencement of such Third Party Claim (provided that any unintentional failure to provide any such notice will not prejudice the right of any such Manager Indemnified Party hereunder) and, throughout the course of such Third Party Claim, such Manager Indemnified Party will use its reasonable best efforts to provide copies of all relevant documentation to the NEP Parties, to keep the NEP Parties apprised of the progress thereof and to discuss with the NEP Parties all significant actions proposed.

9.1.4    The parties hereto expressly acknowledge and agree that the right to indemnity provided in this Section 9.1 shall be in addition to and not in derogation of any other liability which the NEP Parties or other Service Recipients in any particular case may have or of any other right to indemnity or contribution which any Manager Indemnified Party may have by statute or otherwise at law.

9.1.5    The indemnity provided in this Section 9.1 shall survive the completion of Services rendered under, or any termination or purported termination of, this Agreement.

9.2	Limitation of Liability

9.2.1    Neither the Manager nor any other member of the Manager Group assumes any responsibility under this Agreement other than to render the Services in good faith, and no member of the Manager Group will be responsible for any action of a Service Recipient (including its Governing Body) in following or declining to follow any advice or recommendations of the relevant Service Provider.

9.2.2    No Manager Indemnified Party will be liable to a Service Recipient, a Service Recipient’s Governing Body (including, for greater certainty, a director or officer of a Service Recipient or another individual with similar function or capacity) or any security holder or partner of a Service Recipient for any Liabilities that may occur as a result of any acts or omissions by the Manager Indemnified Party pursuant to or in accordance with this Agreement, except to the extent that such Liabilities are finally determined by a final and non-appealable judgment entered by a court of competent jurisdiction to have resulted from the Manager Indemnified Party’s bad faith, fraud, willful misconduct or recklessness or, in the case of a criminal matter, conduct undertaken with knowledge that the conduct was unlawful.

9.2.3    Notwithstanding anything to the contrary in this Agreement, the maximum amount of the aggregate liability of the Manager Indemnified Parties pursuant to this Agreement will be equal to the amounts of Management Fees previously paid in respect of Services pursuant to this Agreement in the most recent calendar year by the Service Recipients pursuant to Article 7 (but will be no less than four million U.S. dollars ($4,000,000)).

9.2.4    For the avoidance of doubt, the provisions of this Section 9.2 shall survive the completion of the Services rendered under, or any termination or purported termination of, this Agreement.

ARTICLE 10

TERM AND TERMINATION

10.1	Term

This Agreement shall continue in full force and effect until the twentieth (20th) anniversary of the date hereof and shall be automatically renewed for each successive five-year period thereafter unless, no later than ninety (90) days prior to the date of any such renewal, NEE Operating LP or the Manager provides written notice to the other that it does not wish for this Agreement to be renewed, provided that NEE Operating LP shall not be permitted to provide any such notice that it does not wish for this Agreement to be renewed without the prior written consent of the Manager if, at the time this Agreement would terminate following the provision of such notice, any of the Operating and Administrative Agreements would remain in effect, provided further that this Agreement may be earlier terminated in accordance with Section 10.2 or Section 10.3. Notwithstanding the foregoing or anything else in this Agreement to the contrary, Section 7.3, Section 7.4 and Article 9 (in respect of the Manager) shall remain in full force and effect until the later of (a) the termination of this entire Agreement in accordance with Section 10.2 or Section 10.3 and (b) the dissolution of NEE Operating LP in accordance with Section 12.1 of the Partnership Agreement.

10.2	Termination by NEE Operating LP

10.2.1    NEE Operating LP on behalf of the Service Recipients may, subject to Section 10.2.2, terminate this Agreement effective upon ninety (90) days’ prior written notice of termination to the Manager without payment of any termination fee if:

10.2.1.1    the Manager defaults in the performance or observance of any material term, condition or agreement contained in this Agreement in a manner that results in material harm to the Service Recipients and such default continues for a period of ninety (90) days after written notice thereof is given to the Manager specifying such default and requesting that the same be remedied in such ninety (90) day period;

10.2.1.2    the Manager engages in any act of fraud, misappropriation of funds or embezzlement against any Service Recipient that results in material harm to the Service Recipients;

10.2.1.3    the Manager is reckless in the performance of its obligations under this Agreement, and such recklessness results in material harm to the Service Recipients; or

10.2.1.4    the Manager makes a general assignment for the benefit of its creditors, institutes proceedings to be adjudicated voluntarily bankrupt, consents to the filing of a petition of bankruptcy against it, is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, seeks reorganization under any bankruptcy law or consents to the filing of a petition seeking such reorganization or has a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee or assignee in bankruptcy or in insolvency.

10.2.2    This Agreement may only be terminated pursuant to Section 10.2.1 above by NEE Operating LP with the prior written approval of the general partner of NEE Partners and the Conflicts Committee.

10.2.3    This Agreement may not be terminated by any of the NEP Parties due solely to the poor performance or underperformance of any of its Subsidiaries or the Business or any investment made by any member of the NEP Group on the recommendation of any member of the Manager Group or any change of control of the Manager.

10.3	Termination by the Manager

The Manager may terminate this Agreement without payment of any termination fee, effective one hundred eighty (180) days after written notice of termination has been given to the NEP Parties:

10.3.1    if any NEP Party defaults in the performance or observance of any material term, condition or agreement contained in this Agreement in a manner that results in material harm to any member of the Manager Group and such default continues for a period of ninety (90) days after written notice thereof specifying such default and requesting that the same be remedied in such ninety (90) day period;

10.3.2    if, with respect to any Service Recipient and its Subsidiaries (but solely with respect to such Service Recipient and its Subsidiaries), such Service Recipient makes a general assignment for the benefit of its creditors, institutes proceedings to be adjudicated voluntarily bankrupt, consents to the filing of a petition of bankruptcy against it, is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, seeks reorganization under any bankruptcy law or consents to the filing of a petition seeking such reorganization or has a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee or assignee in bankruptcy or in insolvency; or

10.3.3    if neither NextEra Energy, Inc. nor any of its Affiliates Controls each of the general partners that Controls NEE Partners or NEE Operating LP.

10.4	Survival upon Termination

If this Agreement is terminated pursuant to this Article 10, such termination will be without any further liability or obligation of any party hereto, except for any rights or obligations that accrued prior to such termination and except as provided in Section 6.4, Article 9 and this Article 10.

10.5	Action upon Termination

10.5.1	From and after the effective date of the termination of this Agreement, the Manager shall not be entitled to receive the Management Fee for further Services under this Agreement, but will be paid all compensation accruing up to and including the date of termination.

10.5.2	Upon any termination of this Agreement, the Manager shall forthwith:

10.5.2.1    deliver to the Service Recipients a full accounting covering the period following the date of the last accounting furnished to the Service Recipients; and

10.5.2.2    deliver to the Service Recipients all property and documents of the Service Recipients then in the custody of the Manager Group (subject to the Manager’s right to retain a copy of each document for document retention purposes).

ARTICLE 11

GENERAL PROVISIONS

11.1	Amendment

Except as expressly provided in this Agreement, no amendment of, supplement to or waiver of this Agreement will be binding unless the amendment, supplement or waiver is executed in writing by each party to be bound thereby, provided, however, that NEE Operating LP may not, without the prior approval of the Conflicts Committee, agree to any amendment of, supplement to or waiver of this Agreement that, in the determination of general partner of NEE Partners, would be adverse in any material respect to the holders of its common units representing limited partner interests.

11.2	Waiver

No waiver of any provision of this Agreement will constitute a waiver of any other provision, and no waiver of any provision of this Agreement will constitute a continuing waiver unless otherwise expressly provided. A party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a party from any other or further exercise of that right or the exercise of any other right.

11.3	Assignment

11.3.1    This Agreement shall not be assigned by the Manager without the prior written consent of the general partner of NEE Partners (which shall not be unreasonably withheld), except (a) pursuant to Section 2.3 hereof, (b) in the case of assignment to a Person that is the Manager’s successor by merger, consolidation or purchase of assets, in which case the successor shall be bound under this Agreement and by the terms of the assignment in the same manner as the Manager is bound under this Agreement or (c) to an Affiliate of the Manager or a Person that, in the reasonable and good faith determination of the NEE Partners GP’s board of directors and the conflicts committee thereof, is an experienced and reputable manager, in which case the Affiliate or assignee shall be bound under this Agreement and by the terms of the assignment in the same manner as the Manager is bound under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall preclude (i) any pledge, hypothecation or other transfer or assignment of the Manager’s rights, title and interest under this Agreement, including any amounts payable to the Manager under this Agreement, to a bona fide Financing Party as security for debt financing to the Manager or any other member of the Manager Group, or (ii) the assignment of such rights, title and interest under this Agreement upon exercise of remedies by a Financing Party following a default by the Manager or any other member of the Manager Group under financing agreements entered into with the Financing Parties.

11.3.2    This Agreement shall not be assigned by any of the Service Recipients without the prior written consent of the Manager, except in the case of assignment by any such Service Recipient to a Person that is its successor by merger, consolidation or purchase of assets, in which case the successor shall be bound under this Agreement and by the terms of the assignment in the same manner as such Service Recipient is bound under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall preclude (i) any pledge, hypothecation or other transfer or assignment of any NEP Party’s rights, title and interest under this Agreement, including any amounts payable to such NEP Party or any other member of the NEP Group under this Agreement, to a bona fide Financing Party as security for debt financing to such NEP Party or any other member of the NEP Group, or (ii) the assignment of such rights, title and interest under this Agreement upon exercise of remedies by a Financing Party following a default by such NEP Party or any other member of the NEP Group under financing agreements entered into with the Financing Parties.

11.3.3    Notwithstanding the provisions in Section 11.3.1 and Section 11.3.2, the Manager may assign its right to receive the IDR Fee hereunder, in whole or in part, to any person without the consent of any other party hereto.

11.3.4    Any purported assignment of this Agreement in violation of this Article 11 shall be null and void.

11.4	Failure to Pay When Due

Any amount payable by any NEP Party to any member of the Manager Group hereunder that is not remitted when so due will remain due (whether on demand or otherwise), and interest will accrue on such overdue amounts (both before and after judgment) at a rate per annum equal to the Interest Rate.

11.5	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect. The parties will engage in good faith negotiations to replace any provision that is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision that it replaces.

11.6	Entire Agreement

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement. There are no warranties, conditions, or representations (including any that may be implied by statute), and there are no agreements in connection with such subject matter, except as specifically set forth or referred to in this Agreement. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made prior to, contemporaneously with, or after entering into, this Agreement by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

For the avoidance of doubt, nothing in this Agreement should be construed or interpreted as an amendment, modification or termination of, or conflict with, any of the Operating and Administrative Agreements. Each such agreement, and all its terms, including payments to be made thereunder, shall survive the entry into this Agreement and shall terminate in accordance with its terms.

11.7	Mutual Waiver of Jury Trial

AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

11.8	Consent to Jurisdiction and Service of Process

EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH BELOW SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11.9	Governing Law

The internal law of the State of New York will govern and be used to construe this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

11.10	Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.11	Notices

Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient or, if not sent during such hours, then on the next Business Day, (c) one (1) Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (d) three (3) Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Persons and addresses specified below or to such other Person or address as the recipient party shall have specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. Notices and other communications will be addressed as follows:

If to NEE Partners:

NextEra Energy Partners, LP

c/o NextEra Energy Partners GP, Inc.

700 Universe Boulevard

Juno Beach, FL 33408

Attn: Corporate Secretary Facsimile: (561) 691-7702

Email: Scott.Seeley@nexteraenergy.com

with a copy to:

NextEra Energy Partners, LP

c/o NextEra Energy Partners GP, Inc.

700 Universe Boulevard

Juno Beach, FL 33408

Attn: General Counsel Facsimile: (561) 691-7702

Email: Charles.Sieving@nexteraenergy.com

If to NEE Operating GP:

NextEra Energy Operating Partners GP, LLC

700 Universe Boulevard

Juno Beach, FL 33408

Attn: Corporate Secretary Facsimile: (561) 691-7702

Email: Melissa.Plotsky@nexteraenergy.com

with a copy to:

NextEra Energy Operating Partners GP, LLC

700 Universe Boulevard

Juno Beach, FL 33408

Attn: General Counsel Facsimile: (561) 691-7702

Email: Mitch.Ross@nexteraenergy.com

If to NEE Operating LP:

NextEra Energy Operating Partners, LP

c/o NextEra Energy Operating Partners GP, LLC

700 Universe Boulevard

Juno Beach, FL 33408

Attn: Secretary

Facsimile: (561) 691-7702

Email: Melissa.Plotsky@nexteraenergy.com

with a copy to:

NextEra Energy Operating Partners, LP

c/o NextEra Energy Operating Partners GP, LLC

700 Universe Boulevard

Juno Beach, FL 33408 Attn: General Counsel Facsimile: (561) 691-7702

Email: Mitch.Ross@nexteraenergy.com

If to the Manager:

NextEra Energy Management Partners, LP

c/o NextEra Energy Management Partners GP, LLC

700 Universe Boulevard

Juno Beach, FL 33408

Attn: Corporate Secretary Facsimile: (561) 691-7702

Email: Melissa.Plotsky@nexteraenergy.com

with a copy to:

NextEra Energy Management Partners, LP

c/o NextEra Energy Management Partners GP, LLC

700 Universe Boulevard

Juno Beach, FL 33408

Attn: General Counsel Facsimile: (561) 691-7702

Email: Mitch.Ross@nexteraenergy.com

11.12	Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

11.13	Counterparts

This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEXTERA ENERGY PARTNERS, LP
By:	NextEra Energy Partners GP, Inc., its General Partner

By:
	Name:	Armando Pimentel, Jr.
	Title:	President

NEXTERA ENERGY OPERATING PARTNERS GP, LLC

By:
	Name:	Armando Pimentel, Jr.
	Title:	President

NEXTERA ENERGY OPERATING PARTNERS, LP
By:	NextEra Energy Operating Partners GP, LLC, its General Partner

By:
	Name:	Armando Pimentel, Jr.
	Title:	President

NEXTERA ENERGY MANAGEMENT PARTNERS, LP
By:	NextEra Energy Management Partners GP, LLC, its General Partner

By:
	Name:	Armando Pimentel, Jr.
	Title:	President

Signature Page

Management Services Agreement

Schedule I

Additional Service Recipients

Subsidiary Name	Jurisdiction
Adelanto Solar Funding, LLC	Delaware
Adelanto Solar Holdings, LLC	Delaware
Adelanto Solar II, LLC	Delaware
Adelanto Solar, LLC	Delaware
Ashtabula Wind III, LLC	Delaware
Baldwin Wind Holdings, LLC	Delaware
Baldwin Wind, LLC	Delaware
Bayhawk Wind Holdings LLC	Delaware
Bayhawk Wind, LLC	Delaware
Bornish Wind LP, ULC	British Columbia
Bornish Wind Holdings GP, LLC	Delaware
Bornish Wind Holdings GP, ULC	British Columbia
Bornish Wind Holdings, LP	Ontario
Cedar Bluff Wind, LLC	Delaware
Canyon Wind Holdings, LLC	Delaware
Canyon Wind, LLC	Delaware
Conestogo Wind GP, Inc.	New Brunswick
Conestogo Wind, LP	Ontario
Desert Sunlight 250, LLC	Delaware
Desert Sunlight 300, LLC	Delaware
Desert Sunlight Holdings, LLC	Delaware
Desert Sunlight Investment Holdings, LLC	Delaware
Eagle Ford Midstream, LP	Texas
East Durham Wind Holdings GP, LLC	Delaware
East Durham Wind Holdings GP, ULC	British Columbia
East Durham Wind Holdings, LP	Ontario
East Durham Wind, ULC	British Columbia
Elk City Wind Holdings, LLC	Delaware
Elk City Wind, LLC	Delaware
FPL Energy Stateline Holdings, L.L.C.	Delaware
FPL Energy Vansycle L.L.C.	Florida
Genesis Solar Funding Holdings, LLC	Delaware
Genesis Solar Funding, LLC	Delaware
Genesis Solar Holdings, LLC	Delaware
Genesis Solar, LLC	Delaware
Golden Hills Interconnection, LLC	Delaware
Golden Hills Wind, LLC	Delaware
Goshen Wind Holdings GP, LLC	Delaware
Goshen Wind Holdings GP, ULC	British Columbia
Goshen Wind Holdings, LP	Ontario

Goshen Wind, ULC	British Columbia
Jericho Wind BC Holdings, ULC	British Columbia
Jericho Wind Funding GP, LLC	Delaware
Jericho Wind Funding GP, ULC	British Columbia
Jericho Wind Funding, LP	Ontario
Jericho Wind GP, LLC	Delaware
Jericho Wind GP, ULC	British Columbia
Jericho Wind Holdings GP, LLC	Delaware
Jericho Wind Holdings GP, ULC	British Columbia
Jericho Wind Holdings, LP	Ontario
Jericho Wind, LP	Ontario
Jericho Wind, ULC	British Columbia
Kerwood Wind Holdings GP, LLC	Delaware
Kerwood Wind Holdings GP, ULC	British Columbia
Kerwood Wind Holdings, LP	Ontario
Kerwood Wind, ULC	British Columbia
LaSalle Pipeline, LP	Texas
Mammoth Plains Wind Project Holdings, LLC	Delaware
Mammoth Plains Wind Project, LLC	Delaware
McCoy Solar Funding, LLC	Delaware
McCoy Solar Holdings, LLC	Delaware
McCoy Solar, LLC	Delaware
Meadowlark Wind Holdings, LLC	Delaware
Meadowlark Wind, LLC	Delaware
Mission Natural Gas Company, LP	Texas
Mission Valley Pipeline Company, LP	Texas
Monument Pipeline, LP	Texas
Moore Solar GP, LLC	Delaware
Moore Solar GP, ULC	British Columbia
Moore Solar, LP	Ontario
Moore Solar, ULC	British Columbia
Mountain Prairie Wind Holdings, LLC	Delaware
Mountain Prairie Wind, LLC	Delaware
NET General Partners, LLC	Texas
NET Holdings Management, LLC	Delaware
NET Mexico Pipeline Partners, LLC	Delaware
NET Mexico Pipeline, LP	Texas
NET Midstream, LLC	Texas
NET Pipeline Holdings LLC	Delaware
NextEra Desert Center Blythe, LLC	Delaware
NextEra Desert Sunlight Holdings, LLC	Delaware
NextEra Energy Canada Partners Holdings, ULC	British Columbia
NextEra Energy Operating Partners GP, LLC	Delaware
NextEra Energy Operating Partners, LP	Delaware
NextEra Energy Partners Acquisitions, LLC	Delaware
NextEra Energy Partners Solar Acquisitions, LLC	Delaware

NextEra Energy Partners Ventures, LLC	Delaware
NextEra Energy US Partners Holdings, LLC	Delaware
Northern Colorado Wind Energy, LLC	Delaware
Palo Duro Wind Energy, LLC	Delaware
Palo Duro Wind Interconnection Services, LLC	Delaware
Palo Duro Wind Portfolio, LLC	Delaware
Palo Duro Wind Project Holdings, LLC	Delaware
Perrin Ranch Wind, LLC	Delaware
Red Gate Pipeline, LP	Texas
SCI Holding, ULC	British Columbia
SCIH GP, ULC	British Columbia
Seiling Wind Holdings, LLC	Delaware
Seiling Wind II, LLC	Delaware
Seiling Wind Interconnection Services, LLC	Delaware
Seiling Wind Investments, LLC	Delaware
Seiling Wind Portfolio, LLC	Delaware
Seiling Wind, LLC	Delaware
Shafter Solar Holdings, LLC	Delaware
Shafter Solar, LLC	Delaware
Sombra Solar GP, LLC	Delaware
Sombra Solar GP, ULC	British Columbia
Sombra Solar, LP	Ontario
Sombra Solar, ULC	British Columbia
South Shore Pipeline L.P.	Texas
St. Clair GP, LLC	Delaware
St. Clair GP, ULC	British Columbia
St. Clair Holding, ULC	British Columbia
St. Clair Investment Holding, LP	Ontario
St. Clair Moore Holding LP, LLC	Delaware
St. Clair Moore Holding LP, ULC	British Columbia
St. Clair Moore Holding, LP	Ontario
St. Clair MS Investment GP, LLC	Delaware
St. Clair Solar, LP	Ontario
St. Clair Sombra Holding LP, LLC	Delaware
St. Clair Sombra Holding LP, ULC	British Columbia
St. Clair Sombra Holding, LP	Ontario
Strathroy Wind GP, Inc.	New Brunswick
Summerhaven Wind, LP	Ontario
Trillium Funding GP Holding, Inc.	New Brunswick
Trillium Funding GP, Inc.	New Brunswick
Trillium HoldCo GP, Inc.	New Brunswick
Trillium HoldCo, LP	Ontario
Trillium Wind Holdings, LP	Ontario
Trillium Windpower, LP	Ontario
Tuscola Bay Wind, LLC	Delaware
Varna Wind Funding GP, LLC	Delaware

Varna Wind Funding GP, ULC	British Columbia
Varna Wind Funding, LP	Ontario
Varna Wind GP, LLC	Delaware
Varna Wind GP, ULC	British Columbia
Varna Wind Holdings GP, LLC	Delaware
Varna Wind Holdings GP, ULC	British Columbia
Varna Wind Holdings, LP	Ontario
Varna Wind, LP	Ontario
Varna Wind, ULC	British Columbia

I-4